UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 20, 2010
CYPRESS BIOSCIENCE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-12943 (Commission File Number)	22-2389839 (IRS Employer Identification No.)

4350 Executive Drive, Suite 325, San Diego, CA (Address of Principal Executive Offices)	92121 (Zip Code)
Registrant’s telephone number, including area code: (858) 452-2323
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On June 20, 2010, Cypress Bioscience, Inc. (the “Company”) entered into a license agreement (the “License Agreement”) with BioLineRx Ltd. (“BioLineRx”), pursuant to which the Company obtained an exclusive North American license from BioLineRx under certain patents and know-how to develop and commercialize BioLineRx’s novel antipsychotic, BL-1020 (referred to herein as “CYP-1020” or the “Product”), a potential breakthrough treatment for schizophrenia.
     As consideration for the license, the Company paid BioLineRx an upfront payment of $30.0 million and may be required to make future payments of up to $160.0 million upon the achievement of clinical and regulatory milestones through to approval in the United States (the majority of which are related to statistically significant and clinically relevant improvements in cognition), up to $85.0 million upon the achievement of commercial milestones, and up to $90.0 million associated with approval for additional indications of the Product in the United States or for approval in other countries in North America. In addition, the Company will fund all continuing development activities and is obligated to pay BioLineRx royalties on applicable net sales.
     As a result of funds received from the Office of the Chief Scientist of the Ministry of Industry, Trade and Labor of the State of Israel (the “OCS”), in respect to BioLineRx’s preclinical and clinical program related to CYP-1020, the effectiveness of the License Agreement in its entirety is subject to the consent of the OCS and the OCS may condition providing its consent on the parties’ agreeing to modifications in the License Agreement. Pursuant to the terms of the License Agreement, BioLineRx has agreed to use its best efforts to obtain the consent of the OCS and each of the Company and BioLineRx have agreed to consider any OCS proposed modifications to the License Agreement in good faith and to cooperate with one another in good faith to attempt to secure OCS approval on terms that minimize financial and non-financial obligations on the parties that may be imposed as a condition to receipt of the OCS consent. However, after the parties have considered any OCS proposed modifications in good faith, the Company is not required to agree to any modifications to the License Agreement that would have, or would be likely to have, a material adverse impact on its rights and obligations under the License Agreement, and whether the OCS provides its consent on terms acceptable to the Company, and the timing of any such consent, cannot be estimated at this time. The Company may terminate the License Agreement if the OCS does not grant its consent to the License Agreement, including as it may be modified by agreement between the Company and BioLineRx. Following the effectiveness of the License Agreement, the Company may also terminate the License Agreement for any reason at all by providing specified written notice to BioLineRx. BioLineRx has agreed that it will assume sole responsibility for any financial obligations imposed by the OCS. In addition, the $30.0 million upfront payment was placed into an escrow account pending receipt of a satisfactory OCS consent and effectiveness of the License Agreement.
     Following the effectiveness of the License Agreement in its entirety after obtaining OCS’ consent, the term of the agreement generally extends until the cessation of all commercialization activities for the Product in North America (subject to certain exceptions whereby one party or the other could earlier terminate the License Agreement in the event that certain contingencies, for example a material uncured breach by the other party, occur). The term during which the Company is obligated to pay BioLineRx royalties (such period, the “Royalty Term”) for the Product generally expires on a country by country basis upon the expiration of the later of (i) the expiration of the last-to-expire valid claim of a licensed patent covering the use, import, manufacture or commercialization of the Product in such country, (ii) the expiration of regulatory exclusivity covering the Product in such country, and (iii) the date on which sales of generic forms of the Product in such country are a specified percentage (the “Generic Threshold”) of the aggregate sales of both Products and such generic forms in such country. However, prior to the Royalty Term expiring as a result of generic sales reaching the Generic Threshold, the royalty amounts payable by the Company will first be reduced upon generic sales reaching lower specified percentages until such time as the Generic Threshold is reached and the Royalty Term expires. Upon the expiration of the Royalty Term in a given country, (i) the license granted to the Company under the License Agreement in such country shall become fully-paid, royalty-free and non-exclusive, and (ii) BioLineRx and certain of its upstream licensors shall be free to use the licensed patents to develop, commercialize and otherwise transfer physical possession of or otherwise transfer title to Products and to grant others licenses under such licensed patents to do the same in such country.

     The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by the License Agreement, a copy of which the Company intends to file with its Quarterly Report on Form 10-Q for the quarter ending June 30, 2010, requesting confidential treatment for certain portions.
Forward-Looking Statements
     This report contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements include statements with respect to the effectiveness of the License Agreement, the parties’ receiving consent from the OCS to the License Agreement and the terms and timing of that consent, CYP-1020 and its potential to be a potential breakthrough treatment for schizophrenia, the Company’s ability to successfully develop and commercialize CYP-1020, and the ability of the Company to achieve regulatory, commercial and other milestones under the License Agreement and to sell products that cause royalties to be payable under the License Agreement. Actual results could vary materially from those described as a result of a number of factors, including the risk that the OCS may not consent to the License Agreement on terms and with timing that are acceptable to the Company, which could cause the License Agreement to not become effective, and risks involved with the high uncertainty that characterizes research and development activities in general, particularly those of drug development, including the risks that CYP-1020 may not demonstrate adequate safety and/or efficacy in later clinical trials to continue with its development, may not have adequate intellectual property right protection to support its continued development in the Company’s territory, may be unable to obtain FDA or similar regulatory approval as a drug candidate for any of many reasons relating to the regulatory approval process, or may address a commercial market that is smaller than currently anticipated by the Company and that does not support its continued development, or that the Company may otherwise fail to successfully develop and commercialize CYP-1020 in its territory, and other risks and uncertainties described in the Company’s most recent Annual Report on Form 10-K, most recent Quarterly Report on Form 10-Q and any subsequent SEC filings. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “potential,” “expects,” “plans,” “anticipates,” “intends,” or the negative of those words or other comparable words to be uncertain and forward-looking. The Company undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Cypress Bioscience, Inc.
Date: June 24, 2010	/s/ Sabrina Martucci Johnson
Sabrina Martucci Johnson
Executive Vice President, Chief Operating Officer and Chief Financial Officer